UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 14, 2024

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, Michael Chan Meng Chun informed Treasure Global Inc (the “Company”) of his resignation as Chief Financial Officer, which was immediately effective.

On June 14, 2024, the Board of Directors of the Company appointed Chin Sook Lee as Chief Financial Officer of the Company effective as of June 14, 2024.

Ms. Chin, age 35, is currently serving as the Financial Controller of the Company since 2024. She has over 12 years of experience in accounts and finance departments across multiple industries, including investment holding, advertising and marketing and medical. Prior to joining the Company, Ms. Chin was a Finance Manager at Clinical Research Malaysia from 2021 until 2024, where she was responsible for reporting, tax and accounting functions, annual budget and monitoring of company performance against its annual budget and lead and managed team members for accounting matters. From 2019 until 2021, Ms. Chin was a Finance and Admin Manager at Freeform Untitled Sdn Bhd., where she prepared monthly management accounts and cash flow projections and liaised and coordinated with external auditors, tax consultants and executives of the company. Ms. Chin graduated from Sunway College in 2014 and subsequently became a Chartered Accountant in 2015. Ms. Chin is a Fellow member of the Association of Chartered Certified Accountants and a member of the Malaysian Institute of Accountants.

Chin Sook Lee and the Company entered into the Executive Employment Agreement dated as of June 14, 2024 (the “Employment Agreement”), pursuant to which Ms. Chin was appointed as the Chief Financial Officer of the Company. The term of the Employment Agreement is for one year of which term is renewable on a yearly basis. Ms. Chin is entitled to receive a basic monthly salary of RM 18,000. In addition, Ms. Chin will be entitled to a total of $80,000 worth of shares of common stock of the Company on an annual basis for the first year, of which $6,666.67 worth of shares of common stock of the Company shall be issued to Ms. Chin at the end of each month during her first year of employment, and the share compensation for the subsequent year(s) will be based on the year’s performance. During the term of the Employment Agreement, either party may terminate the Employment Agreement by providing two (2) months’ written notice or salary in lieu of such notice to the other party. Upon termination of employment, Ms. Chin will be subject to a one year non-solicitation period with regard to the hiring of employees of the Company and soliciting clients of the Company, among other things.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Executive Employment Agreement dated as of June 14, 2024, by and between Treasure Global Inc and Chin Sook Lee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2024	TREASURE GLOBAL INC

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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